UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2023

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession

On July 26, 2023, PTC Inc. (“PTC” or the “Company”) announced that Neil Barua will be appointed Chief Executive Officer of PTC effective as of the close of PTC’s 2024 Annual Meeting of Stockholders, which is expected to be held on February 14, 2024 (the “Effective Date”). Mr. Barua has served as President of PTC’s Service Lifecycle Management Business since PTC’s acquisition of ServiceMax, Inc. in January 2023. Mr. Barua will replace James Heppelmann who, as part of the Board of Directors’ CEO succession plan, will step down from his role as Chief Executive Officer on the Effective Date.

Mr. Barua served as Chief Executive Officer of ServiceMax, Inc., a recognized leader in cloud-native, product-centric field service management (FSM) software, from April 2019 through January 2023. He served as Chief Executive Officer of IPC Systems, Inc., a global provider of specialized technology solutions for the financial services community, where he oversaw the company’s SaaS transformation, from August 2014 to April 2018, and was an operating partner at Silver Lake, a global leader in technology investing, from April 2018 to April 2019. Mr. Barua holds a B.S. in Finance & Economics from the NYU Stern School of Business. Mr. Barua is 46 years old.

In connection with the succession plan and his appointment as CEO-Elect, Mr. Barua’s annual salary was increased to $800,000 and his target annual incentive bonus was increased to 150% of his base salary, both of which are pro-rated for the fiscal year ending September 30, 2023 (“FY2023”). Mr. Barua will also be granted restricted stock units valued at $5,000,000 on July 27, 2023, which RSUs will vest in three substantially equal annual installments in August 2024, 2025 and 2026. Mr. Barua will be granted restricted stock units valued at $11 million in November 2023, at the same time as equity grants are made to our other executives and on the same terms and conditions, including performance measures, as for our other executives. Mr. Barua will also receive a net payment of $200,000 to facilitate his relocation to PTC’s worldwide headquarters in Boston, Massachusetts. The preceding description of Mr. Barua’s compensation and other arrangements is qualified by reference to the full text of the offer letter dated July 24, 2023 between the Company and Mr. Barua (the “Offer Letter”), a copy of which is filed as Exhibit 10.1 to this Form 8-K.

On July 24, 2023, Mr. Barua also entered into an Executive Agreement with PTC that provides certain compensation and employment protections to Mr. Barua. The Executive Agreement provides that, upon a change in control of the Company, (i) all performance measures under any outstanding equity award held by him will be deemed to have been met at the target level, and (ii) he will receive a payment in an amount equal to the pro-rata portion of his target incentive bonus for the current year. Upon termination of his employment within two years after a change in control of the Company, (i) he will receive a payment in an amount equal to: (a) 200% of his highest base salary in the six months preceding the termination date, plus (b) 200% of his highest applicable target bonus, plus (c) a pro-rata portion of his target bonus for the applicable year, less any portion paid on the change in control, and (ii) all equity awards held by him will accelerate and vest in full. The Executive Agreement also provides that, upon termination of Mr. Barua’s employment by the Company without cause, or resignation by Mr. Barua for Other Reason, (i) he will receive a payment in an amount equal to: (a) 200% of his highest base salary in the six months preceding the termination date plus 200% of his target bonus for the year in which the termination occurs plus (b) a pro-rata portion of his target bonus for the applicable year, and (ii) all equity awards held by him that would have vested in the twelve months following the termination date will vest, provided that, if such termination or resignation occurs before February 28, 2025, the portions of all equity awards held by him issued before July 24, 2023 that were scheduled to vest on or before February 28, 2025 will vest in full. Mr. Barua will also be eligible to continue to participate in certain of PTC’s benefit programs for a period of 24 months after a change in control termination or for a period of 18 months after termination by the Company without cause or resignation by him for Other Reason, or, in each case, to receive an amount to enable him to purchase substantially equivalent benefits. Other Reason under the Executive Agreement includes a reduction of his base salary and target annual incentive bonus, failure of the Company to appoint Mr. Barua as Chief Executive Officer of the Company at the Effective Time or to maintain him in such position thereafter, a material diminution of his responsibilities or scope of his position, a breach by the Company of its material obligations under the Executive Agreement or the Offer Letter, or any requirement he relocate to a primary work site that would increase his commute by more than fifty miles from his residence. The Executive Agreement also provides that upon termination of his employment by the Company due to his death or disability, all equity held by him will vest in full. To receive the payments and benefits under the Executive Agreement, Mr. Barua must execute a release of claims in favor of the Company and continue to comply with the terms of his Proprietary Information and Non-Competition Agreement with the Company. The preceding description of the Executive Agreement is qualified by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K.

Given his continued service as PTC’s Chief Executive Officer through the Effective Date, Mr. Heppelmann’s compensation will remain unchanged for FY2023. Mr. Heppelmann’s compensation for FY2024 will be established by the Compensation and People Committee at the time such compensation is established for our other executive officers.

Board Appointments

On July 23, 2023, the Board also appointed Mr. Barua to the Board of Directors of the Company (the “Board”), effective as of July 27, 2023. As an employee of PTC, Mr. Barua will not serve on any Board committees and will not receive any compensation for his service as a director.

On July 23, 2023, the Board also appointed James Heppelmann, PTC’s Chief Executive Officer, as Chairman of the Board, effective as of July 27, 2023. As an employee of PTC, Mr. Heppelmann does not receive any compensation for his service as a director.

On July 23, 2023, the Board also appointed Janice Chaffin, an independent director of the Company, as Lead Independent Director of the Board, effective as of July 27, 2023.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter dated July 24, 2023 by and between Neil Barua and PTC Inc.

10.2	Executive Agreement dated July 24, 2023 by and between Neil Barua and PTC Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date: 26 July 2023	By:	/s/ Aaron von Staats
Aaron von Staats Executive Vice President, General Counsel

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